Exhibit 99.8

April 3, 2024

Gamehaus Holdings Inc.

5th Floor, Building 2, No. 500 Shengxia Road

Pudong New District, Shanghai

The People’s Republic of China, 201210

+86-021-68815668

Re: Consent of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

Ladies and Gentlemen,

Reference is made to the registration statement on Form F-4 (the “Registration Statement”) filed by Gamehaus Holdings Inc. (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed business combination with Golden Star Acquisition Corporation (the “Proposed Business Combination”).

We hereby consent to the use of and references to our name and the inclusion of information, data, and statements from our research reports and amendments thereto, including, without limitation, the industry report titled “Independent Study on Global Mobile Game Publishing Platforms” (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our independent industry reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the “About This Proxy Statement/Prospectus”, “Industry Overview of Gamehaus” and “Business of Gamehaus” sections; (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K, and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the Proposed Business Combination, and (vi) in other publicity and marketing materials in connection with the Proposed Business Combination.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully,

For and on behalf of

Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

/s/ Charles Lau Name: Charles Lau
Title: Executive Director